EXHIBIT 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re:	Chapter 11

KEYSTONE TUBE COMPANY, LLC,[1] et al.,	Case No. 17-11330 (LSS)

Debtors.	(Jointly Administered)

Re: Docket Nos. 16, 17, 214
ORDER APPROVING THE DEBTORS’ DISCLOSURE STATEMENT
FOR, AND CONFIRMING, THE DEBTORS’ AMENDED PREPACKAGED
JOINT CHAPTER 11 PLAN OF REORGANIZATION
The above-captioned debtors (collectively, the “Debtors”) having:

a.
distributed, on or about May 15, 2017, (i) the Debtors’ Prepackaged Joint Chapter 11 Plan of Reorganization [Docket No. 16] (as modified, amended, or supplemented from time to time, including the Debtors’ Amended Prepackaged Joint Chapter 11 Plan of Reorganization [Docket No. 214], the “Plan”), (ii) the Disclosure Statement for the Debtors’ Prepackaged Joint Chapter 11 Plan of Reorganization [Docket No. 17] (the “Disclosure Statement”),[2] and (iii) ballots for voting on the Plan to Holders of Claims entitled to vote on the Plan, namely Holders of Class 3 Prepetition First Lien Secured Claims, Class 4 Prepetition Second Lien Secured Claims, and Class 5 Prepetition Third Lien Secured Claims, in accordance with the terms of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”), the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and the Local Rules of Bankruptcy Practice and Procedure for the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Local Rules”);

[1]  The Debtors, together with the last four digits of each Debtor’s tax identification number, are: Keystone Tube Company, LLC (8746); A.M. Castle & Co. (9160); HY-Alloy Steels Company (9160); Keystone Services, Inc. (9160); and Total Plastics, Inc. (3149). The location of the Debtors’ headquarters and service address is 1420 Kensington Road, Suite 220, Oak Brook, IL 60523.

[2]  Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Plan, the Disclosure Statement, or the Bankruptcy Code (as defined herein), as applicable. The rules of interpretation set forth in Article I.A of the Plan apply.

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b.	commenced, on June 18, 2017 (the “Petition Date”), these chapter 11 cases by filing voluntary petitions for relief under chapter 11 of the Bankruptcy Code;

c.	filed,[3] on June 18, 2017, the Plan and the Disclosure Statement;

d.
filed, on June 18, 2017, the Debtors' Motion for Entry of an Order (I) Scheduling Combined Hearing on (A) Adequacy of Disclosure Statement, (B) Confirmation of Prepackaged Plan of Reorganization, and (C) the Assumption of Executory Contracts and Cure Amounts; (II) Fixing the Deadlines to Object to Disclosure Statement, Prepackaged Plan, and Proposed Assumption or Rejection of Executory Contracts and Cure Amounts; (III) Approving (A) Prepetition Solicitation Procedures, (B) Form and Manner of Notice of Commencement, Combined Hearing, Assumption of Executory Contracts and Cure Amounts Related Thereto, and Objection Deadlines, and (C) Form and Manner of Notice of Equity Holder Election Forms; (IV) Conditionally (A) Directing the United States Trustee Not to Convene Section 341(a) Meeting of Creditors and (B) Waiving Requirement of Filing Statements of Financial Affairs and Schedules of Assets and Liabilities; and (V) Granting Related Relief [Docket No. 15] (the “Scheduling Motion”);

e.
filed, on June 18, 2017, the Declaration of David Hartie of Kurtzman Carson Consultants, LLC Regarding the Mailing, Voting, and Tabulation of Ballots Accepting and Rejecting the Debtors' Prepackaged Joint Chapter 11 Plan of Reorganization [Docket No. 18], which detailed the results of the Plan voting process (the “Voting Declaration”);

f.
filed, on June 18, 2017, the Declaration of Patrick R. Anderson in Support of the Debtors Chapter 11 Petitions and Related Requests for Relief [Docket No. 9] detailing the facts and circumstances of these chapter 11 cases;

g.
filed, on June 21, 2017, the Notice of (I) Commencement of Prepackaged Chapter 11 Bankruptcy Cases; (II) Combined Hearing on the Disclosure Statement, Confirmation of the Prepackaged Joint Chapter 11 Plan, and Related Matters; and (III) Objection Deadlines, and Summary of the Debtors’ Prepackaged Joint Chapter 11 Plan [Docket No. 79] (the “Confirmation Hearing Notice”), which contained notice of the commencement of these chapter 11 cases, the date and time set for the hearing (the “Confirmation Hearing”) to consider approval of the Disclosure Statement and confirmation of the Plan (“Confirmation”), and the deadline for filing objections to the Plan and the Disclosure Statement;

[3] Unless otherwise indicated, use of the term “filed” herein refers also to the service of the applicable document filed on the docket in these chapter 11 cases, as applicable.

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h.	filed, on June 30, 2017, the certificates of service of the Confirmation Hearing Notice [Docket Nos. 123 , 124, 126] (collectively, the “Confirmation Hearing Notice Affidavit”);

i.
published, on June 27, 2017, in the Chicago Tribune and USA Today (National Edition) as evidenced by the Affidavit of Publication [Docket No. 114] (together with the Confirmation Hearing Notice Affidavit, the “Affidavits”), the Confirmation Hearing Notice, consistent with the Order (I) Scheduling Combined Hearing on (A) Adequacy of Disclosure Statement, (B) Confirmation of Prepackaged Plan of Reorganization, and (C) the Assumption of Executory Contracts and Cure Amounts; (II) Fixing the Deadlines to Object to Disclosure Statement, Prepackaged Plan, and Proposed Assumption or Rejection of Executory Contracts and Cure Costs; (III) Approving (A) Prepetition Solicitation Procedures, (B) Form and Manner of Notice of Commencement, Combined Hearing, Assumption of Executory Contracts and Cure Amounts Related Thereto, and Objection Deadlines, and (C) Form and Manner of Notice of Equity Holder Election Forms; (IV) Conditionally (A) Directing the United States Trustee Not to Convene Section 341(a) Meeting of Creditors and (B) Waiving Requirement of Filing Statements of Financial Affairs and Schedules of Assets and Liabilities; and (V) Granting Related Relief [Docket No. 67] (the “Scheduling Order”);

j.	filed, on July 12, 2017, the Debtors’ Notice of Technical Modifications to Debtors’ Prepackaged Joint Chapter 11 Plan of Reorganization [Docket No. 160];

k.
filed, on July 19, 2017, the Notice of Filing of Plan Supplement (as modified, amended, or supplemented from time to time, the “Plan Supplement” and which, for purposes of the Plan and this Confirmation Order, is included in the definition of “Plan”);

l.	filed, on July 25, 2017, the Notice of Filing of Debtors’ Amended Prepackaged Joint Chapter 11 Plan of Reorganization [Docket No. 214]

m.
filed, on July 25, 2017, the Memorandum of Law of Keystone Tube Company, LLC, et al., in Support of an Order Approving the Debtors’ Disclosure Statement for, and Confirming, the Debtors’ Prepackaged Joint Chapter 11 Plan of Reorganization (the “Confirmation Brief”), along with (i) the Declaration of Patrick R. Anderson in Support of Approval of the Disclosure Statement and Confirmation of the Debtors’ Amended Prepackaged Joint Chapter 11 Plan of Reorganization; (ii) the Declaration of Marc Bilbao of Imperial Capital, LLC in Support of Approval of the Disclosure Statement and Confirmation of the Debtors’ Amended Prepackaged Joint Chapter 11 Plan of Reorganization (together, the “Declarations”); and

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n.	operated their businesses and managed their properties during these chapter 11 cases as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.
The Court having:

a.	entered, on June 20, 2017, the Scheduling Order;

b.
subsequently set August 2, 2017, at 10:00 a.m. (prevailing Eastern Time), as the date and time for the Confirmation Hearing, pursuant to Bankruptcy Rules 3017 and 3018 and sections 1126, 1128, and 1129 of the Bankruptcy Code, as set forth in the Scheduling Order;

c.
reviewed the Plan, the Disclosure Statement, the Restructuring Support Agreement, the Commitment Agreement, the Scheduling Motion, the Plan Supplement, the Confirmation Brief, the Voting Declaration, the Confirmation Hearing Notice, the Affidavits, the Declarations, and all filed pleadings, exhibits, statements, and comments regarding approval of the Disclosure Statement and Confirmation, including all objections, statements, and reservations of rights;

d.	held the Confirmation Hearing;

e.
heard the statements and arguments made by counsel with respect to the approval of the remaining relief requested in the Scheduling Motion, including the approval of the Solicitation Procedures and the Confirmation Schedule;

f.	heard the statements and arguments made by counsel in respect of approval of the Disclosure Statement and Confirmation; and

g.	considered all oral representations, testimony, documents, filings, and other evidence regarding approval of the Disclosure Statement and Confirmation.
NOW, THEREFORE, it appearing to the Court that notice of the Confirmation Hearing and the opportunity for any party in interest to object to approval of the Disclosure Statement and Confirmation having been adequate and appropriate as to all parties affected or to be affected

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by the Plan and the transactions contemplated thereby, and the legal and factual bases set forth in the documents filed in support of approval of the Disclosure Statement and Confirmation and other evidence presented at the Confirmation Hearing having established just cause for the relief granted herein; and after due deliberation thereon and good cause appearing therefor, the Court makes and issues the following findings of fact and conclusions of law, and orders:
FINDINGS OF FACT AND CONCLUSIONS OF LAW
IT IS DETERMINED, FOUND, ADJUDGED, DECREED, AND ORDERED THAT:

A.	Findings and Conclusions.
1.The findings and conclusions set forth herein and in the record of the Confirmation Hearing constitute the Court’s findings of fact and conclusions of law under Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. To the extent any of the following conclusions of law constitute findings of fact, or vice versa, they are adopted as such.

B.	Jurisdiction, Venue, and Core Proceeding.
2.    The Court has jurisdiction over these chapter 11 cases pursuant to section 1334 of title 28 of the United States Code. The Court has exclusive jurisdiction to determine whether the Disclosure Statement and the Plan comply with the applicable provisions of the Bankruptcy Code and should be approved and confirmed, respectively. Venue is proper in this district pursuant to sections 1408 and 1409 of title 28 of the United States Code. Approval of the Disclosure Statement, including associated solicitation procedures, and the Confirmation of the Plan are core proceedings within the meaning of section 157(b)(2) of title 28 of the United States Code.

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C.	Eligibility for Relief.
3.    The Debtors were and are entities eligible for relief under section 109 of the Bankruptcy Code.

D.	Commencement and Joint Administration of these Chapter 11 Cases.
4.    On the Petition Date, each of the Debtors commenced voluntary cases under chapter 11 of the Bankruptcy Code. In accordance with the Order Authorizing Joint Administration of Related Chapter 11 Cases for Procedural Purposes Only [Docket No. 58], these chapter 11 cases have been consolidated for procedural purposes only and are being jointly administered pursuant to Bankruptcy Rule 1015. Since the Petition Date, the Debtors have operated their businesses and managed their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed in these chapter 11 cases.

E.	Burden of Proof – Confirmation of the Plan.
5.    The Debtors, as proponents of the Plan, have met their burden of proving the applicable elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence, which is the applicable evidentiary standard for Confirmation. In addition, and to the extent applicable, the Plan is confirmable under the clear and convincing evidentiary standard.

F.	Notice.
6.    As evidenced by the Affidavits, due, adequate, and sufficient notice of the Disclosure Statement, the Plan, and the Confirmation Hearing, together with all deadlines for voting to accept or reject the Plan as well as objecting to the Disclosure Statement, the Plan, and all other materials distributed by the Debtors in connection with the Confirmation in compliance with the Bankruptcy Rules, has been provided to: (a) the Office of the United States Trustee for the District of Delaware; (b) the Debtors’ largest 35 unsecured creditors (on a consolidated basis); (c) the

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Debtors’ prepetition lenders; (d) counsel to the ad hoc committee of certain Consenting Creditors under the Restructuring Support Agreement (the “Ad Hoc Lender Committee”); (e) counsel to SGF, Inc.; (f) the Prepetition First Lien Agent; (g) Shipman & Goodwin, as counsel to the First Lien Agent; (h) the Prepetition Indenture Trustee; (i) the Securities and Exchange Commission; and (j) any party that has requested notice pursuant to Bankruptcy Rule 2002 (the parties identified in clauses (a) through (j), collectively, the “Core Notice Parties”). In addition, the Debtors have provided actual notice of the Disclosure Statement, and Plan, along with the applicable deadlines to object to the approval of the Disclosure Statement and confirmation of the Plan, to all Holders of Claims against, and Equity Interests in, the Debtors. Further, the Confirmation Hearing Notice was published in the Chicago Tribune and USA Today (National Edition) on June 27, 2017 in compliance with the Scheduling Order and Bankruptcy Rule 2002(1). Such notice was adequate and sufficient under the facts and circumstances of these chapter 11 cases pursuant to section 1128 of the Bankruptcy Code, Bankruptcy Rules 2002 and 3020, and other applicable law and rules, and no other or further notice is or shall be required.

G.	Disclosure Statement.
7.    The Disclosure Statement contains (a) sufficient information of a kind necessary to satisfy the disclosure requirements of all applicable nonbankruptcy laws, rules, and regulations, including the Securities Act, and (b) “adequate information” (as such term is defined in section 1125(a) of the Bankruptcy Code and used in section 1126(b)(2) of the Bankruptcy Code) with respect to the Debtors, the Plan, and the transactions contemplated therein. The filing of the Disclosure Statement with the clerk of the Court satisfied Bankruptcy Rule 3016(b).

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H.	Ballots.
8.    The only classes of Claims entitled to vote to accept or reject the Plan are Class 3 Prepetition First Lien Secured Claims, Class 4 Prepetition Second Lien Secured Claims, and Class 5 Prepetition Third Lien Secured Claims (the “Voting Classes”).
9.    As approved by the Scheduling Order, the ballots that the Debtors used to solicit votes to accept or reject the Plan from Holders of Claims in the Voting Classes adequately addressed the particular needs of these chapter 11 cases and were appropriate for Holders of Claims in the Voting Classes to vote to accept or reject the Plan.

I.	Solicitation.
10.    As described in the Voting Declaration, the solicitation of votes on the Plan complied with the solicitation procedures set forth in the Scheduling Motion (the “Solicitation Procedures”), was appropriate and satisfactory based upon the circumstances of these chapter 11 cases, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, and any other applicable rules, laws, and regulations, including any applicable registration requirements and exemptions from the registration requirements under the Securities Act, and any exemptions from registration under “Blue Sky” requirements.
11.    Prior to the Petition Date, the Plan, the Disclosure Statement, and the ballots (collectively, the “Solicitation Packages”) and, following the Petition Date, the Confirmation Hearing Notice, were transmitted and served, including to all Holders of Claims in the Voting Classes, in compliance with the Bankruptcy Code, including sections 1125 and 1126 thereof, the Bankruptcy Rules, including Bankruptcy Rules 3017 and 3018, the Bankruptcy Local Rules, including Del. Bankr. L.R. 3016-2 and 3017-1, the Scheduling Order, and any applicable nonbankruptcy law. Transmission and service of the Solicitation Packages and the Confirmation

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Hearing Notice were timely, adequate, and sufficient under the facts and circumstances of these chapter 11 cases. No further notice is required.
12.    As set forth in the Voting Declaration, the Solicitation Packages were distributed to Holders of Claims in the Voting Classes that held a Claim as of May 10, 2017 (the date specified in such documents for the purpose of the solicitation). The establishment and notice of the Voting Record Date were reasonable and sufficient.
13.    The period during which the Debtors solicited acceptances or rejections to the Plan was a reasonable and sufficient period of time for Holders of Claims in the Voting Classes to make an informed decision to accept or reject the Plan.
14.    Under section 1126(f) of the Bankruptcy Code, Holders of Claims in Class 1 (Other Priority Claims); Class 2 (Other Secured Claims); Class 6 (General Unsecured Claims); Class 7 (Intercompany Claims), and Class 9 (Equity Interests in Subsidiaries) (collectively, the “Deemed Accepting Classes”) are Unimpaired and conclusively presumed to have accepted the Plan. Also, the Debtors were not required to solicit votes from the Holders of Equity Interests in Class 8 (Equity Interests in Parent), which were deemed to reject the Plan (the “Deemed Rejecting Class”).

J.	Voting.
15.    As evidenced by the Voting Declaration and approved by the Scheduling Order, votes to accept or reject the Plan have been solicited and tabulated fairly, in good faith, and in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, the Disclosure Statement, and any applicable nonbankruptcy law, rule, or regulation.

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K.	Plan Supplement.
16.    On July 19, 2017, the Debtors filed the Plan Supplement with the Court. The Plan Supplement complies with the Bankruptcy Code and the terms of the Plan, and the filing and notice of such documents was good and proper in accordance with the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Local Rules, and no other or further notice is required. All documents included in the Plan Supplement are integral to, part of, and incorporated by reference into the Plan (as amended, modified, or supplemented in accordance therewith). Subject to the terms of the Plan, and only consistent therewith, the Debtors reserve the right to alter, amend, update, or modify the documents included in the Plan Supplement before the Effective Date. The Core Notice Parties and Holders of Claims and Equity Interests were provided due, adequate, and sufficient notice of the Plan Supplement. No other or further notice is or will be required with respect to the Plan Supplement.

L.	Compliance with Bankruptcy Code Requirements—Section
1129(a)(1).
17.    The Plan complies with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(1) of the Bankruptcy Code. In addition, the Plan is dated and identifies the Entities submitting it, thereby satisfying Bankruptcy Rule 3016(a).

(i)	Proper Classification—Sections 1122 and 1123.
18.    The Plan satisfies the requirements of sections 1122(a) and 1123(a)(1) of the Bankruptcy Code. Article III of the Plan provides for the separate classification of Claims and Equity Interests into 9 Classes. Valid business, factual, and legal reasons exist for the separate classification of such Classes of Claims and Equity Interests. The classifications reflect no improper purpose and do not unfairly discriminate between, or among, Holders of Claims or Equity Interests.

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Each Class of Claims and Equity Interests contains only Claims or Equity Interests that are substantially similar to the other Claims or Equity Interests within that Class.

(ii)	Specified Unimpaired Classes—Section 1123(a)(2).
19.    The Plan satisfies the requirements of section 1123(a)(2) of the Bankruptcy Code. Article III of the Plan specifies that Claims and Equity Interests, as applicable, in the following Classes (the “Unimpaired Classes”) are Unimpaired under the Plan within the meaning of section 1124 of the Bankruptcy Code:

Class	Designation
1	Other Priority Claims
2	Other Secured Claims
6	General Unsecured Claims
7	Intercompany Claims
9	Equity Interests in Subsidiaries

20.    Additionally, Article II of the Plan specifies that Allowed Administrative Expense Claims, Professional Fee Claims, DIP Facility Claims, and Priority Tax Claims will be paid in full in accordance with the terms of the Plan (unless otherwise agreed by the Debtors or Reorganized Debtors, as applicable, and the relevant Holder(s) in accordance with the terms of the Plan), although these Claims are not classified under the Plan.

(iii)	Specified Treatment of Impaired Classes—Section 1123(a)(3).
21.    The Plan satisfies the requirements of section 1123(a)(3) of the Bankruptcy Code. Article III of the Plan specifies that Claims and Equity Interests, as applicable, in the following four Classes (the “Impaired Classes”) are Impaired under the Plan within the meaning of section 1124 of the Bankruptcy Code, and describes the treatment of such Classes:

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Class	Designation
3	Prepetition First Lien Secured Claims
4	Prepetition Second Lien Secured Claims
5	Prepetition Third Lien Secured Claims
8	Equity Interests in Parent

(iv)	No Discrimination—Section 1123(a)(4).
22.    The Plan satisfies the requirements of section 1123(a)(4) of the Bankruptcy Code. The Plan provides for the same treatment by the Debtors for each Claim or Equity Interest in each respective Class unless the holder of a particular Claim or Equity Interest has agreed to a less favorable treatment of such Claim or Equity Interest.

(v)	Adequate Means for Plan Implementation—Section 1123(a)(5).
23.    The Plan satisfies the requirements of section 1123(a)(5) of the Bankruptcy Code. The provisions in Article V and elsewhere in the Plan, and in the exhibits and attachments to the Plan and the Disclosure Statement, provide, in detail, adequate and proper means for the Plan’s implementation, including regarding: (a) the issuance and distribution of the New Common Stock and the New Notes; (b) the Reorganized Debtors’ entry into the New ABL Facility; (c) implementation and approval of the Restructuring Transactions; (d) authorization of the Debtors and/or Reorganized Debtors to take all actions necessary to effectuate the Plan, including those actions necessary to effect the Restructuring Transactions; (e) authorization of the adoption and implementation of the Management Incentive Plan and Management Employment Agreements; (f) authorization of the adoption of and entry into the Plan Documents; (g) cancellation of existing securities and agreements, and the surrender of existing securities (except as otherwise provided in the Plan); (h) settlement of Claims and Equity Interests; (i) vesting of Estate assets in the Reorganized Debtors; (j) the vesting of the Causes of Action in the Reorganized Debtors; and (k) the election of the directors of the New Board and the officers and directors of each of the Reorganized Debtors.

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(vi)	Voting Power of Equity Securities—Section 1123(a)(6).
24.    The Plan provides that the Amended Organizational Documents of Reorganized Parent will include, among other things, pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by section 1123(a)(6) of the Bankruptcy Code. The remaining Debtors are exempt from the requirements of section 1123(a)(6) of the Bankruptcy Code because they are not corporations.

(vii)	Directors and Officers—Section 1123(a)(7).
25.    The Plan satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code. In accordance with Article V.O of the Plan, the identities of the directors and officers of each of the Reorganized Debtors are identified in the Article V.O of the Plan and in Exhibit J of the Plan Supplement, which exhibit may be modified and/or supplemented prior to the Effective Date. The selection of the officers and directors of the Reorganized Parent and each of the Reorganized Debtors is consistent with the interests of Holders of Claims and Equity Interests, and public policy.

(viii)	Impairment/Unimpairment of Classes—Section 1123(b)(1).
26.    The Plan is consistent with section 1123(b)(1) of the Bankruptcy Code. Article III of the Plan impairs or leaves Unimpaired each Class of Claims and Equity Interests.

(ix)	Assumption and Rejection—Section 1123(b)(2).
27.    The Plan is consistent with section 1123(b)(2) of the Bankruptcy Code. Article VI of the Plan provides for the assumption of the Debtors’ Executory Contracts and Unexpired Leases not previously assumed, assumed and assigned, or rejected during these chapter 11 cases under section 365 of the Bankruptcy Code, and the payment of cures, if any, related thereto.

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(x)	Compromise, Settlement, Releases, Exculpation, Injunction, and Preservation of Claims and Causes of Action—Section 1123(b)(3).
28.    The Plan is consistent with section 1123(b)(3) of the Bankruptcy Code. As provided in Article V of the Plan, and in accordance with section 363 of the Bankruptcy Code, and in consideration of the distributions, settlements, and other benefits provided under the Plan, except as stated otherwise in the Plan, the provisions of the Plan constitute a good faith compromise of all Claims, Equity Interests, and controversies relating to the contractual, subordination, and other legal rights that a holder of a Claim or Equity Interest may have with respect to any Allowed Claim or Equity Interest, or any distribution to be made on account of such Allowed Claim or Equity Interest. The compromise and settlement of such Claims and Equity Interests embodied in the Plan and reinstatement and unimpairment of other Classes identified in the Plan are in the best interests of the Debtors, the Estates, and all Holders of Claims and Equity Interests, and are fair, equitable, and reasonable.
29.    Article X of the Plan describes certain releases granted by the Debtors (the “Debtor Releases”). The Debtors have satisfied the business judgment standard with respect to the propriety of the Debtor Releases. Such releases are a necessary and integral element of the Plan, and are fair, reasonable, and in the best interests of the Debtors, the Estates, and Holders of Claims and Equity Interests. Also, the Debtor Releases are: (a) in exchange for the good and valuable consideration provided by the Released Parties; (b) a good faith settlement and compromise of the Claims released by the Debtors under the Plan; and (c) given, and made, after due notice and opportunity for hearing. Creditors have voted in favor of the Plan, including the Debtor Releases. The Plan, including the Debtor Releases, was negotiated by sophisticated parties represented by

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able counsel and financial advisors. The Debtor Releases are therefore the result of an arm’s-length negotiation process.
30.    Article X.C of the Plan describes certain releases granted by Holders of Claims and Equity Interests against the Debtors (the “Third-Party Release”). With respect to the Holders of Claims who do not properly opt-out, the Third-Party Release provides finality for the Debtors, the Reorganized Debtors, and the Released Parties regarding the parties’ respective obligations under the Plan and with respect to the Debtors and the Reorganized Debtors. The Confirmation Hearing Notice sent to Holders of Claims and Equity Interests, and the ballots sent to all Holders of Claims entitled to vote on the Plan, in each case, unambiguously and prominently stated that the Plan contains the Third-Party Release and provided therein a copy of the Third-Party Release excerpted from the Plan.
31.    Furthermore, the Third-Party Release is consensual as parties entitled to vote on the Plan were provided with the option of opting out of the Third Party Release and all parties in interest were provided notice of the chapter 11 proceedings, the Plan, and the deadline to object to confirmation of the Plan and properly informed that all holders of Claims against the Debtors that did not file an objection with the Court in the chapter 11 cases that expressly objected to the inclusion of such holder as a Releasing Party under the provisions contained in Article X.C of the Plan would be deemed to have expressly, unconditionally, generally, individually, and collectively consented to the release and discharge of all claims and Causes of Action against the Debtors and the Released Parties. Additionally, the release provisions of the Plan were conspicuous, emphasized with boldface type and/or capital letters in the Plan, the Disclosure Statement, the ballots, and the applicable notices.

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32.    The exculpation, described in Article X.E of the Plan (the “Exculpation”), is appropriate under applicable law because it was proposed in good faith, was formulated following extensive good-faith, arm’s-length negotiations with key constituents, and is appropriately limited in scope. Without limiting anything in the Exculpation, each Exculpated Party has participated in these chapter 11 cases in good faith and is appropriately released and exculpated from any obligation, Cause of Action, or liability for any prepetition or postpetition act taken or omitted to be taken in connection with, relating to, or arising out of the Debtors’ restructuring efforts, the other Plan Documents, the Restructuring Transactions, these chapter 11 cases, the formulation, preparation, dissemination, negotiation, or filing of the Disclosure Statement or the Plan or any contract, instrument, release, or other agreement or document created or entered into, in connection with, the Disclosure Statement or the Plan, the filing of these chapter 11 cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, or the distribution of property under the Plan. The Exculpation, including its carve-out for gross negligence or willful misconduct, is consistent with established practice in this jurisdiction and others.
33.    The injunction provision set forth in Article X.G of the Plan is necessary to implement, preserve, and enforce the Debtors’ discharge, the Debtor Releases, the Third-Party Release, and the Exculpation, and is narrowly tailored to achieve this purpose.
34.    Article X.F of the Plan appropriately provides that the Reorganized Debtors will retain, and may enforce, all rights to commence and pursue, as appropriate, any and all Causes of Action except for Causes of Action that have been expressly waived, settled, or otherwise released as provided under the Plan, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, in accordance with section 1123(b)(3)(B) of the Bankruptcy Code. The provisions regarding the preservation of Causes of Action in the Plan,

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including the Plan Supplement, are appropriate, fair, equitable, and reasonable, and are in the best interests of the Debtors, the Estates, and Holders of Claims and Equity Interests.
35.    The release and discharge of all mortgages, deeds of trust, Liens, pledges, or other security interests against property of the Estates described in Article V.M of the Plan (the “Lien Release”) is necessary to implement the Plan. The provisions of the Lien Release are appropriate, fair, equitable, and reasonable and are in the best interests of the Debtors, the Estates, and Holders of Claims and Equity Interests.

(xi)	Additional Plan Provisions—Section 1123(b)(6).
36.    The other discretionary provisions of the Plan are appropriate and consistent with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1123(b)(6) of the Bankruptcy Code.

M.	Debtor Compliance with the Bankruptcy Code—Section 1129(a)(2).
37.    The Debtors have complied with the applicable provisions of the Bankruptcy Code and, thus, satisfied the requirements of section 1129(a)(2) of the Bankruptcy Code. Specifically, each Debtor:
a.is an eligible debtor under section 109, and a proper proponent of the Plan under section 1121(a), of the Bankruptcy Code;
b.has complied with applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Court; and
c.complied with the applicable provisions of the Bankruptcy Code, including sections 1125 and 1126, the Bankruptcy Rules, the Bankruptcy Local Rules, any applicable nonbankruptcy law, rule and regulation, the Scheduling Order, and all other applicable law, in transmitting the Solicitation Packages, and related documents and notices, and in soliciting and tabulating the votes on the Plan.

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N.	Plan Proposed in Good Faith—Section 1129(a)(3).
38.    The Plan satisfies the requirements of section 1129(a)(3) of the Bankruptcy Code. The Debtors have proposed the Plan in good faith and not by any means forbidden by law. In so determining, the Court has examined the totality of the circumstances surrounding the filing of these chapter 11 cases, the Plan, the process leading to Confirmation, including the support of Holders of Claims in the Voting Classes for the Plan, and the transactions to be implemented pursuant thereto. These chapter 11 cases were filed, and the Plan was proposed, with the legitimate purpose of allowing the Debtors to implement the Restructuring Transactions, reorganize, and emerge from bankruptcy with a capital and organizational structure that will allow them to conduct their businesses and satisfy their obligations with sufficient liquidity and capital resources.

O.	Payment for Services or Costs and Expenses—Section 1129(a)(4).
39.    The procedures set forth in the Plan for the Court’s review and ultimate determination of the fees and expenses to be paid by the Debtors in connection with these chapter 11 cases, or in connection with the Plan and incident to these chapter 11 cases, satisfy the objectives of, and are in compliance with, section 1129(a)(4) of the Bankruptcy Code.

P.	Directors, Officers, and Insiders—Section 1129(a)(5).
40.    The Debtors have satisfied the requirements of section 1129(a)(5) of the Bankruptcy Code. Article V.O of the Plan, in conjunction with Exhibit J of the Plan Supplement, disclose the identity and affiliations of the individuals proposed to serve as the initial directors and officers of the Reorganized Debtors, and the identity and nature of any compensation for any insider who will be employed or retained by the Reorganized Debtors. The proposed directors and officers for the Reorganized Debtors are qualified, and the elections to, or continuance in, such offices by

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the proposed directors and officers is consistent with the interests of the Holders of Claims and Equity Interests and with public policy.

Q.	No Rate Changes—Section 1129(a)(6).
41.    Section 1129(a)(6) of the Bankruptcy Code is not applicable to these chapter 11 cases. The Plan proposes no rate change subject to the jurisdiction of any governmental regulatory commission.

R.	Best Interest of Creditors—Section 1129(a)(7).
42.    The Plan satisfies the requirements of section 1129(a)(7) of the Bankruptcy Code. The liquidation analysis attached to the Disclosure Statement and the other evidence related thereto in support of the Plan that was proffered or adduced at, prior to, or in connection with the Confirmation Hearing: (a) are reasonable, persuasive, and credible as of the dates such analysis or evidence was prepared, presented, or proffered; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; and (d) establish that each Holder of an Allowed Claim or Equity Interest in each Class will recover at least as much under the Plan on account of such Claim or Equity Interest, as of the Effective Date, as such holder would receive if the Debtors were liquidated on the Effective Date under chapter 7 of the Bankruptcy Code.

S.	Acceptance by Certain Classes—Section 1129(a)(8).
43.    Classes 1, 2, 6, 7, and 9 constitute Unimpaired Classes, each of which is conclusively presumed to have accepted the Plan in accordance with section 1126(f) of the Bankruptcy Code. The Voting Classes have voted to accept the Plan. Holders of Interests in Class 8 receive no recovery on account of their Equity Interests pursuant to the Plan, and are deemed to

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have rejected the Plan. The Plan is confirmable because it satisfies sections 1129(a)(10) and 1129(b) of the Bankruptcy Code.

T.	Treatment of Claims Entitled to Priority Under Section 507(a) of the Bankruptcy Code—Section 1129(a)(9).
44.    The treatment of Administrative Expense Claims, Professional Fee Claims, DIP Facility Claims, and Priority Tax Claims, under Article II of the Plan, and of Other Priority Claims under Article III of the Plan, satisfies the requirements of, and complies in all respects with, section 1129(a)(9) of the Bankruptcy Code.

U.	Acceptance by At Least One Impaired Class—Section 1129(a)(10).
45.    The Plan satisfies the requirements of section 1129(a)(10) of the Bankruptcy Code. As evidenced by the Voting Declaration, the Voting Classes, which are impaired, voted to accept the Plan by the requisite numbers and amounts of Claims, determined without including any acceptance of the Plan by any insider (as that term is defined in section 101(31) of the Bankruptcy Code), specified under the Bankruptcy Code.

V.	Feasibility—Section 1129(a)(11).
46.    The Plan satisfies the requirements of section 1129(a)(11) of the Bankruptcy Code. The financial projections attached to the Disclosure Statement and the other evidence supporting Confirmation of the Plan proffered or adduced by the Debtors at, or prior to, or filed in connection with, the Confirmation Hearing: (a) are reasonable, persuasive, and credible as of the dates such analysis or evidence was prepared, presented, or proffered; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; (d) establish that the Plan is feasible and Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization of the Reorganized Debtors or any

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successor to the Reorganized Debtors under the Plan; and (e) establish that the Reorganized Debtors will have sufficient funds available to meet their obligations under the Plan.

W.	Payment of Fees—Section 1129(a)(12).
47.    The Plan satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code. Article XIII.B of the Plan provides for the payment of all fees payable by the Debtors under 28 U.S.C. § 1930(a).

X.	Continuation of Employee Benefits—Section 1129(a)(13).
48.    The Plan satisfies the requirements of section 1129(a)(13) of the Bankruptcy Code by providing that any “retiree benefits,” as such term is defined in section 1114 of the Bankruptcy Code, will be assumed.

Y.	Non-Applicability of Certain Sections—Sections 1129(a)(14), (15), and (16).
49.    Sections 1129(a)(14), 1129(a)(15), and 1129(a)(16) of the Bankruptcy Code do not apply to these chapter 11 cases. The Debtors owe no domestic support obligations, are not individuals, and are not nonprofit corporations.

Z.	“Cram Down” Requirements—Section 1129(b).
50.    The Plan satisfies the requirements of section 1129(b) of the Bankruptcy Code. Notwithstanding the fact that the Deemed Rejecting Class has been deemed to reject the Plan, the Plan may be confirmed pursuant to section 1129(b)(1) of the Bankruptcy Code. First, all of the requirements of section 1129(a) of the Bankruptcy Code other than section 1129(a)(8) have been met. Second, the Plan is fair and equitable with respect to the Deemed Rejecting Class. The Plan has been proposed in good faith, is reasonable and meets the requirements that (a) no Holder of any Claim or Equity Interest that is junior to the Deemed Rejecting Class will receive or retain any property under the Plan on account of such junior Claim or Equity Interest and (b) no Holder

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of a Claim in a Class senior to the Deemed Rejecting Class is receiving more than 100% on account of its Claim. Accordingly, the Plan is fair and equitable to all Holders of Equity Interests in the Deemed Rejecting Class.
51.    Further, the Plan is fair and equitable and not unfairly discriminatory with respect to the treatment of Class 8 Equity Interests in Parent, which Class receives no recovery under the Plan and is deemed to reject the Plan. The Court finds that Class 8 is not entitled to any recovery under the Plan because Holders of Claims in Classes 4 and 5 are not receiving a full recovery under the Plan.

AA.	Only One Plan—Section 1129(c).
52.    The Plan satisfies the requirements of section 1129(c) of the Bankruptcy Code. The Plan is the only chapter 11 plan filed in each of these chapter 11 cases.

BB.	Principal Purpose of the Plan—Section 1129(d).
53.    The Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code. As evidenced by its terms, the principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act.

CC.	Not Small Business Cases—Section 1129(e).
54.    Section 1129(e) of the Bankruptcy Code does not apply to these chapter 11 cases as these are not small business cases.

DD.	Good Faith Solicitation—Section 1125(e).
55.    The Debtors, the Reorganized Debtors, the Consenting Creditors, and their Related Persons have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code and in compliance with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules in connection with all of their respective activities relating to support and consummation of

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the Plan, and solicitation of acceptances of the Plan, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code.

EE.	Satisfaction of Confirmation Requirements.
56.    Based on the foregoing and all other pleadings and evidence proffered or adduced at or prior to the Confirmation Hearing, the Plan satisfies the requirements for Confirmation set forth in section 1129 of the Bankruptcy Code.

FF.	Likelihood of Satisfaction of Conditions Precedent to the Effective Date.
57.    Each of the conditions precedent to the Effective Date, as set forth in Article IX.A of the Plan, has been or is reasonably likely to be satisfied or waived in accordance with Article IX.B of the Plan. The Plan shall not become effective unless and until the conditions set forth in Article IX.A of the Plan have been satisfied or waived.

GG.	Implementation.
58.    All Plan Documents necessary to implement the Plan and all other relevant and necessary documents have been negotiated in good faith and at arm’s length, are in the best interest of the Debtors and their estates, and shall, upon completion of documentation and execution, be valid, binding, and enforceable agreements and shall not be in conflict with any federal or state law. The Debtors are authorized to take any action reasonably necessary or appropriate to consummate such agreements and the transactions contemplated thereby.

HH.	Disclosure of Facts.
59.    The Debtors have disclosed all material facts regarding the Plan, including with respect to consummation of the Plan Documents, and the fact that each applicable Debtor will emerge from its chapter 11 case as a validly existing corporation, limited liability company, partnership, or other form, as applicable, with separate assets, liabilities, and obligations.

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II.	Good Faith.
60.    The Debtors, the Released Parties, and the Releasing Parties have been and will be acting in good faith if they proceed to: (a) consummate the Plan and the agreements, settlements, transactions, and transfers contemplated thereby; and (b) take the actions authorized and directed by this Confirmation Order to reorganize the Debtors’ businesses and effect the other Plan Documents, and the Restructuring Transactions.
ORDER
BASED ON THE FOREGOING FINDINGS OF FACT AND CONCLUSIONS OF LAW, IT IS ORDERED, ADJUDGED, DECREED, AND DETERMINED THAT:
1.    Findings of Fact and Conclusions of Law. The findings of fact and the conclusions of law set forth in this Confirmation Order constitute findings of fact and conclusions of law in accordance with Bankruptcy Rule 7052, made applicable to this proceeding by Bankruptcy Rule 9014. All findings of fact and conclusions of law announced by the Court at the Confirmation Hearing in relation to Confirmation are hereby incorporated into this Confirmation Order. To the extent that any of the following constitutes findings of fact or conclusions of law, they are adopted as such. To the extent any finding of fact or conclusion of law set forth in this Confirmation Order (including any findings of fact or conclusions of law announced by the Court at the Confirmation Hearing and incorporated herein) constitutes an order of this Court, it is adopted as such.
2.    Disclosure Statement / Plan Documents. The Disclosure Statement and the Plan Documents, including without limitation, the Amended Organizational Documents, and the Registration Rights Agreement, (i) contain adequate information of a kind generally consistent with the disclosure requirements of applicable non- bankruptcy law, including the Securities Act; (ii) contain “adequate information” (as such term is defined in section 1125(a)(1) and used in section

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1126(b)(2) of the Bankruptcy Code) with respect to the Debtors, the Plan, and the transactions contemplated therein; and (iii) are approved in all respects and the Debtors are authorized to consummate each of the Plan Documents to the fullest extent set forth therein.
3.    Confirmation of the Plan. The Plan is approved in its entirety and CONFIRMED under section 1129 of the Bankruptcy Code.
4.    Objections. Any resolution or disposition of objections to Confirmation explained or otherwise ruled upon by the Court on the record at the Confirmation Hearing is hereby incorporated by reference. All objections and all reservations of rights pertaining to Confirmation or approval of the Disclosure Statement that have not been withdrawn, waived, or settled are overruled on the merits.
5.    Plan Modifications. Subsequent to filing the original Plan, the Debtors made certain technical modifications to the Plan, as reflected in the Debtors’ Amended Prepackaged Joint Chapter 11 Plan of Reorganization [Docket No. 214] (the “Plan Modifications”). The Plan Modifications do not materially adversely affect or change the treatment of any Claim or Equity Interest under the Plan. After giving effect to the Plan Modifications, the Plan continues to satisfy the requirements of sections 1122 and 1123 of the Bankruptcy Code. The filing with the Court on July 12, 2017, of the Plan Modifications and the disclosure of the Plan Modifications on the record at the Confirmation Hearing constitute due and sufficient notice thereof. Accordingly, pursuant to section 1127(a) of the Bankruptcy Code and Bankruptcy Rule 3019, the Plan Modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or resolicitation of votes under section 1126 of the Bankruptcy Code, nor do they require that Holders of Claims be afforded an opportunity to change previously cast acceptances or rejections of the Plan. Accordingly, the

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Plan, as modified, is properly before this Court and all votes cast with respect to the Plan prior to such modification shall be binding and shall apply with respect to the Plan.
6.    Deemed Acceptance of Plan. In accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all Holders of Claims who voted to accept the Plan (or who are conclusively presumed to accept the Plan) are deemed to have accepted the Plan as modified by the Plan Modifications. No holder of a Claim shall be permitted to change its vote as a consequence of the Plan Modifications.
7.    Binding Effect. Upon the occurrence of the Effective Date, the terms of the Plan, the final versions of the documents contained in the Plan Supplement, the Amended Organizational Documents, and this Confirmation Order are immediately effective and enforceable and deemed binding on the Debtors, the Reorganized Debtors, and any and all Holders of Claims or Equity Interests (regardless of whether such Holders of Claims or Equity Interests have, or are deemed to have, accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.
8.    Vesting of Assets in the Reorganized Debtors. Except as otherwise provided in the Plan, this Confirmation Order, or in any agreement, instrument, or other document incorporated in the Plan (including the Plan Documents), on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors under the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances. On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and

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compromise or settle any Claims, Equity Interests, or Causes of Action without supervision or approval by the Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.
9.    Effectiveness of All Actions. All actions contemplated by the Plan, including all actions in connection with the Plan Documents, are hereby effective and authorized to be taken on, prior to, or after the Effective Date, as applicable, under this Confirmation Order, without further application to, or order of the Court, or further action by the respective directors, officers or equity security holders of the Debtors or the Reorganized Debtors and with the effect that such actions had been taken by unanimous action of such directors and officers.
10.    Restructuring Transactions. The Debtors or Reorganized Debtors, as applicable, are authorized to enter into and effectuate the Restructuring Transactions, including the entry into and consummation of the transactions contemplated by the Plan Documents, and may take any actions as may be necessary or appropriate to effect a corporate restructuring of their respective businesses or a corporate restructuring of the overall corporate structure of the Reorganized Debtors, as and to the extent provided in the Plan. Any transfers of assets or equity interests effected or any obligations incurred through the Restructuring Transactions are hereby approved and shall not constitute fraudulent conveyances or fraudulent transfers or otherwise be subject to avoidance. Except as otherwise provided in the Plan, each Reorganized Debtor, as applicable, shall continue to exist after the Effective Date as a separate corporate entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, under the applicable law in the jurisdiction in which such applicable Debtor is incorporated or formed.
11.    Preservation of Causes of Action. Unless particular Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled

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in the Plan or by a Final Order, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, as set forth in the Plan. The Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. The Debtors or Reorganized Debtors, as applicable, have advised the Court that they expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan or this Confirmation Order.
12.    New ABL Facility. On the Effective Date, the Reorganized Debtors are authorized to and shall enter into the New ABL Facility, on the terms set forth in the New ABL Facility Documents. The New ABL Facility is necessary to the consummation of the Plan and the operation of the Reorganized Debtors. Upon entry of this Confirmation Order, the New ABL Facility (including the transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred and fees, costs and expenses paid or to be paid by the Debtors or the Reorganized Debtors in connection therewith) shall be deemed approved, to the extent not approved by the Court previously, and the Reorganized Debtors are authorized to execute and deliver those documents necessary or appropriate to obtain the New ABL Facility, including the New ABL Facility Documents, without further notice to or order of the Court, act or action under applicable law, regulation, order, or rule or vote, consent, authorization, or approval of any Person, subject to such modifications as are acceptable to the New ABL Facility lenders. To the extent that any letters of credit are issued pursuant to the DIP Facility Loan Agreement and outstanding on the Effective Date, such letters of credit shall constitute letters of credit under the New ABL Facility Documents.

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13.    On the Effective Date, all of the Liens and security interests to be granted in accordance with the New ABL Facility Documents: (a) shall be deemed to be granted; (b) shall be valid, legal, binding, and enforceable first-priority Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the New ABL Facility Documents; and (c) shall be deemed perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the New ABL Facility Documents. The granting of such Liens and security interests, the making of loans and extension of credit under the New ABL Facility Documents, the payment of fees contemplated thereunder, and the execution and consummation of the New ABL Facility Documents (i) have been and are being undertaken in good faith, for legitimate business purposes and for reasonably equivalent value, (ii) reflect the Debtors' exercise of prudent business judgment consistent with their fiduciary duties, (iii) will be deemed not to constitute a fraudulent conveyance, fraudulent transfer, preferential transfer, will not otherwise be subject to avoidance, or subject to recharacterization or equitable subordination for any purpose whatsoever under the Bankruptcy Code or any applicable non-bankruptcy law, and (iv) the priorities of such Liens and security interests will be as set forth in the New ABL Facility Documents. Each party to the New ABL Facility Documents may rely on the provisions of this Confirmation Order in closing thereon. The Reorganized Debtors and the persons and entities granted such Liens and security interests are authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of this Confirmation Order and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make

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all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties. In the event an order dismissing any of these chapter 11 cases is at any time entered, the liens securing the New ABL Facility shall not be affected and shall continue in full force and effect in all respects and shall maintain their priorities and perfected status as provided in the New ABL Facility Documents until all obligations in respect thereof shall have been paid and satisfied in full.
14.    New Notes. On the Effective Date, Reorganized Parent is authorized to and shall issue the New Notes, on the terms set forth in the New Notes Documents. The New Notes Documents are necessary to the consummation of the Plan and the operation of the Reorganized Debtors. Upon entry of this Confirmation Order, the New Notes Documents (including the transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred and fees, costs and expenses paid or to be paid by the Debtors or the Reorganized Debtors in connection therewith) shall be deemed approved, to the extent not approved by the Court previously, and the Reorganized Debtors are authorized to execute and deliver those documents necessary or appropriate to issue the New Notes and execute upon the New Notes Documents, without further notice to or order of the Court, act or action under applicable law, regulation, order, or rule or vote, consent, authorization, or approval of any Person, subject to such modifications as permitted by the New Notes Indenture. The Conversion Rate (as defined in the New Notes Indenture) shall be determined in a manner consistent with Article V.E of the Plan and, with the consent of the Required Consenting Creditors, with such adjustments as may be necessary, as determined by the Debtors with the consent of the Required Consenting Creditors, to reflect the anticipated amount of normalized gross debt for borrowed money of the Reorganized Debtors and their subsidiaries immediately following the Effective Date.

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15.    On the Effective Date, all of the Liens and security interests to be granted in accordance with the New Notes Documents: (a) shall be deemed to be granted; (b) shall be valid, legal, binding, and enforceable second-priority Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the New Notes Documents; and (c) shall be deemed perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the New Notes Documents. The granting of such Liens and security interests, the making of loans and extension of credit under the New Notes Documents, the payment of fees contemplated thereunder, and the execution and consummation of the New Notes Documents (i) have been and are being undertaken in good faith, for legitimate business purposes and for reasonably equivalent value, (ii) reflect the Debtors’ exercise of prudent business judgment consistent with their fiduciary duties, (iii) will be deemed not to constitute a fraudulent conveyance, fraudulent transfer, preferential transfer, will not otherwise be subject to avoidance, or subject to recharacterization or equitable subordination for any purpose whatsoever under the Bankruptcy Code or any applicable non-bankruptcy law, and (iv) the priorities of such Liens and security interests will be as set forth in the New Notes Documents. Each party to the New Notes Documents may rely on the provisions of this Confirmation Order in closing thereon. The Reorganized Debtors and the persons and entities granted such Liens and security interests are authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of this Confirmation Order and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings

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that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties. In the event an order dismissing any of these chapter 11 cases is at any time entered, the liens securing the New Notes shall not be affected and shall continue in full force and effect in all respects and shall maintain their priorities and perfected status as provided in the New Notes Documents until all obligations in respect thereof shall have been paid and satisfied in full.
16.    Directors and Officers of Reorganized Debtors. As of the Effective Date, the term of the current members of the board of directors of the Debtors shall expire, and the New Board and the officers and directors of each of the Reorganized Debtors shall be elected in accordance with the Plan, the Amended Organizational Documents, and other constituent documents of each Reorganized Debtor. The election of Persons to the New Board may be amended or supplemented prior to the Effective Date, subject to the disclosure of the identity of such Persons.
17.    Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Debtors have, to the extent known and reasonably practicable, disclosed in advance of the Confirmation Hearing the identity and affiliations of any Person proposed to serve on the New Board, as well as those Persons that will serve as officers of the Reorganized Debtors. To the extent any such director or officer is an “insider” under the Bankruptcy Code, the nature of any compensation to be paid to such director or officer has also been disclosed to the extent reasonably practicable. Each such director and officer shall serve from and after the Effective Date pursuant to the terms of the Amended Organizational Documents and other constituent documents of the Reorganized Debtors.
18.    Management Incentive Plan. On the Effective Date, the Reorganized Debtors shall adopt the Management Incentive Plan. The Management Incentive Plan, as more

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fully described in the Plan and Disclosure Statement, shall provide for the issuance of certain shares of New Common Stock to the officers and other key employees of Reorganized Parent.
19.    Compromise of Controversies. In consideration for the distributions and other benefits, including releases, provided under the Plan, the provisions of the Plan constitute a good faith compromise and settlement of all Claims, Equity Interests, and controversies resolved under the Plan and the entry of this Confirmation Order constitutes approval of such compromise and settlement.
20.    Assumption or Rejection of Contracts and Leases. On the Effective Date, each Executory Contract and Unexpired Lease assumed under the Plan shall be deemed assumed, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, under section 365 of the Bankruptcy Code and the payment of Cures, if any, shall be paid in accordance with Article VI.E of the Plan. Each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the chapter 11 cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith. Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise and full payment of any applicable Cure pursuant to Article VI.E of the Plan shall result in the full release and satisfaction of any Cures, Claims, or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising

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under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption.
21.    The following Executory Contracts and Unexpired Leases shall not be assumed: Executory Contracts and Unexpired Leases that (1) have been previously expired or terminated pursuant to their own terms or by the agreement of the parties thereto; (2) have been rejected by order of the Bankruptcy Court; (3) are subject to a notice or motion to reject filed prior to the Effective Date; (4) are identified as rejected in the Plan Supplement; or (5) are otherwise rejected pursuant to the terms of the Plan. To the extent that any party asserts any damages resulting from the rejection of any Executory Contract or Unexpired Leases, such claim must be filed within thirty (30) days of notice of such rejection, or such claim will be forever barred and disallowed against the applicable Reorganized Debtor. For avoidance of doubt, the deadline for parties to file rejection damage claims with respect to any Executory Contracts or Unexpired Leases rejected pursuant to (4) and (5) of this paragraph shall be thirty (30) days from the date of notice of such rejection.
22.    Authorization to Consummate. The Debtors are authorized to consummate the Plan after the entry of this Confirmation Order subject to satisfaction or waiver (by the required parties) of the conditions precedent to Consummation set forth in Article IX.A of the Plan. The Plan shall not become effective unless and until the conditions set forth in Article IX.A of the Plan have been satisfied or waived.
23.    Professional Compensation. All requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses incurred prior to the Confirmation Date must be filed no later than sixty (60) days after the Effective Date. The Court shall determine the Allowed amounts of such Professional Fee Claims after notice and a hearing in accordance with

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the procedures established by the Bankruptcy Code and the Bankruptcy Court. The Reorganized Debtors shall pay Professional Fee Claims in Cash in the amounts the Court allows. The Debtors are authorized to pay the Pre-Effective Date fees and expenses of all ordinary course professionals in the ordinary course of business without the need for further Court order or approval. From and after the Effective Date, any requirement that Professionals comply with sections 327 through 331 and 1103 (if applicable) of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Reorganized Debtors may employ and pay any Professional or Entity employed in the ordinary course of the Debtors’ business without any further notice to or action, order, or approval of the Court. For the avoidance of doubt, the Prepetition First Lien Agent’s professionals shall include Shipman & Goodwin LLP for purposes of Section V.V of the Plan.
24.    Release, Exculpation, Discharge, and Injunction Provisions. The following release, exculpation, discharge, and injunction provisions set forth in the Plan are approved and authorized in their entirety, and such provisions are effective and binding on all parties and Entities to the extent provided therein.

a.	Discharge of Claims and Termination of Equity Interests.
25.    To the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code, except as otherwise expressly provided by the Plan or the Confirmation Order, all consideration distributed under the Plan will be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims and Equity Interests of any kind or nature whatsoever against the Debtors or any of their Assets or properties, and regardless of whether any property will have been distributed or retained pursuant to the Plan on account of such Claims or Equity Interests. Except as

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otherwise expressly provided by the Plan or the Confirmation Order, upon the Effective Date, the Debtors and their Estates will be deemed discharged and released under and to the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code from any and all Claims and Equity Interests of any kind or nature whatsoever, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code.

b.	Releases by the Debtors.
26.    Effective as of the Effective Date, for good and valuable consideration provided by each of the Released Parties, the adequacy of which is hereby acknowledged and confirmed, the Releasing Debtor Parties shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever provided a full discharge, waiver and release to the Released Parties (and each such Released Party so released shall be deemed forever released, waived and discharged by the Releasing Debtor Parties) and their respective properties from any and all Claims, interests, Causes of Action, litigation claims and any other debts, obligations, rights, suits, damages, actions, losses, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing as of the Effective Date or thereafter arising, in law, at equity, whether for tort, contract, or otherwise, based in whole or in part upon any act or omission, transaction, or other occurrence or circumstances existing or taking place prior to or on the Effective Date arising from or related in any way in whole or in part to the Debtors, the chapter 11 cases, the Disclosure Statement, the Plan, the Restructuring Support Agreement, or the solicitation of votes on the Plan that such releasing Debtor Parties or their affiliates would have been legally entitled to assert (whether individually or collectively) or that any holder of a Claim or equity interest or other entity

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would have been legally entitled to assert for or on behalf of the Debtors, their Estates or the Reorganized Debtors (whether directly or derivatively) against any of the Released Parties; provided, however, that the foregoing provisions of this release shall not operate to waive or release (i) any Causes of Action expressly set forth in and preserved by the Plan or the Plan Supplement; (ii) any Causes of Action arising from fraud, gross negligence, or willful misconduct as determined by Final Order of the Bankruptcy Court or any other court of competent jurisdiction; (iii) the rights of such releasing Debtor party to enforce the Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered under or in connection with the Plan or assumed pursuant to the Plan or assumed pursuant to final order of the Bankruptcy Court; and/or (iv) any post-Effective Date obligations of any party or entity under the Plan, any of the Restructuring Transactions, or any document, instrument or agreement (including those set forth in the Plan Supplement) executed to implement the Plan. The foregoing release shall be effective as of the Effective Date without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any person. Notwithstanding the foregoing, the Debtors are not releasing the Debtors (but they are releasing the Related Persons to the Debtors pursuant to this paragraph).

c.	Releases by Holders of Claims and Equity Interests – Third-Party Releases.
27.    Effective as of the Effective Date, for good and valuable consideration, and except as otherwise provided in the Plan or in the Confirmation Order, the Released Parties shall be deemed forever released and discharged by the Releasing Parties from any and all Claims, interests, Causes of Action, litigation claims and other debts, obligations, rights,

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suits, damages, actions, losses, remedies, and liabilities whatsoever, including any derivative claims, whether known or unknown, foreseen or unforeseen, existing or as of the Effective Date or thereafter arising, in law, equity, or otherwise, that such Releasing Parties or their Affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Releasing Parties, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the chapter 11 cases, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors, the subject matter of, or the transactions or events giving rise to, any claim or interest that is treated in the Plan, the Restructuring of any Claim or Equity Interest before or during the chapter 11 cases, the Restructuring Transactions, the negotiation, formulation, or preparation of the Disclosure Statement, the Restructuring Support Agreement, the Plan, the New ABL Facility Documents, the New Notes and related agreements, instruments, and other documents (including the Plan Documents), the solicitation of votes with respect to the Plan, the Commitment Agreement, or the Subscription Option, or any other act or omission; provided, however, that the foregoing provisions of this Release shall not operate to waive or release (i) any causes of action arising from fraud, gross negligence, or willful misconduct as determined by Final Order of the Bankruptcy Court or any other court of competent jurisdiction; (ii) the rights of such Releasing Party to enforce the Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered under or in connection with the Plan or assumed pursuant to the Plan or assumed pursuant to Final Order of the Bankruptcy Court; and/or (iii) any post-Effective Date obligations of any party or entity under the Plan, any of the Restructuring Transactions, or any document, instrument or agreement (including those set forth in the Plan Supplement) executed to implement the Plan. The foregoing Release shall be effective as of

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the Effective Date without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any person.

d.	Exculpation.
28.    The Exculpated Parties will neither have nor incur any liability to any Entity for any claims or Causes of Action arising before, on or after the Petition Date and prior to or on the Effective Date for any act taken or omitted to be taken in connection with, or related to formulating, negotiating, preparing, disseminating, implementing, administering, confirming or effecting the Consummation of the Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan or any other prepetition or postpetition act taken or omitted to be taken in connection with or in contemplation of the restructuring of the Debtors, the approval of the Disclosure Statement or confirmation or Consummation of the Plan; provided, however, that the foregoing provisions will have no effect on the liability of any Entity that results from any such act or omission that is determined in a Final Order of the Bankruptcy Court or other court of competent jurisdiction to have constituted gross negligence or willful misconduct; provided, further, that each Exculpated Party will be entitled to rely upon the advice of counsel concerning its duties pursuant to, or in connection with, the above referenced documents, actions or inactions; provided, further, however that the foregoing provisions will not apply to any acts, omissions, Claims, Causes of Action or other obligations expressly set forth in and preserved by the Plan or the Plan Supplement.

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e.	Injunction.
29.    Except as otherwise provided in the Plan, from and after the Effective Date, all Entities are permanently enjoined from commencing or continuing in any manner, any suit, action or other proceeding, or creating, perfecting or enforcing any lien of any kind, on account of or respecting any claim, demand, liability, obligation, debt, right, cause of action, equity interest, or remedy released or to be released, exculpated or to be exculpated, or discharged or to be discharged pursuant to the Plan or the Confirmation Order. By accepting distributions pursuant to the Plan, each Holder of an Allowed Claim or Equity Interest will be deemed to have specifically consented to this injunction. All injunctions or stays provided for in the chapter 11 cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, will remain in full force and effect until the Effective Date.
30.    Exemption from Transfer Taxes. Pursuant to section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under the Plan or pursuant to: (a) the issuance, distribution, transfer, or exchange of any debt, equity security, or other interest in the Debtors or the Reorganized Debtors; (b) the Restructuring Transactions; (c) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (d) the making, assignment, or recording of any lease or sublease; (e) the grant of collateral as security for any or all of the New ABL Facility and the New Notes; or (f) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of,

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contemplated by, or in any way related to the Plan, shall not be subject to any stamp tax or similar tax to the fullest extent contemplated by section 1146(a) of the Bankruptcy Code, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such stamp tax or similar tax and accept for filing and recordation of any of the foregoing instruments or other documents without the payment of any such stamp tax or similar tax.
31.    Cancellation of Existing Securities and Agreements. Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, on the Effective Date: (a) all notes, instruments, certificates, and other documents evidencing or creating any indebtedness or obligation or giving rise to any Claims or Equity Interests, including credit agreements and indentures, shall be cancelled and the obligations of the Debtors and any non-Debtor Affiliate thereunder or in any way related thereto shall be deemed satisfied in full, cancelled, discharged, and of no force or effect; and (b) the obligations of the Debtors pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtors (except such agreements, certificates, notes, or other instruments evidencing indebtedness or obligations of the Debtors that are specifically Reinstated pursuant to the Plan), as well as any obligations of any non-Debtor Affiliate in any way related to the Debtors’ obligations, shall be deemed satisfied in full, released, and discharged.
32.    Documents, Mortgages, and Instruments. This Confirmation Order is and shall be binding upon and shall govern the acts of all persons or entities including, without limitation,

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all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state and local officials, and all other persons and entities who may be required, by operation of law, the duties of their office, or contract, to accept, file, register, or otherwise record or release any document or instrument. Each and every federal, state, commonwealth, local, foreign, or other governmental agency is authorized to accept any and all documents, mortgages, and instruments (including financing statements under the applicable uniform commercial code) necessary, useful or appropriate to effectuate, implement, or consummate the Plan, including the Restructuring Transactions, and this Confirmation Order. In addition, subject to the occurrence of the Effective Date, the Prepetition First Lien Agent and Prepetition Indenture Trustee shall be deemed to have, effective as of immediately prior to the Effective Date, released all claims against, and security interests granted by, any foreign guarantor under the applicable prepetition debt documents.
33.    Continued Effect of Stays and Injunction. Unless otherwise provided in the Plan or this Confirmation Order, all injunctions or stays in effect in the chapter 11 cases under sections 105 or 362 of the Bankruptcy Code that are in existence on the Confirmation Date shall remain in full force and effect until the Effective Date.
34.    Nonseverability of Plan Provisions Upon Confirmation. Each provision of the Plan is: (a) valid and enforceable in accordance with its terms; (b) integral to the Plan and may not be deleted or modified without the Debtors’ consent and a Court order (and subject to such other consents and consultation rights set forth in the Plan) in accordance with the terms set forth in the Plan; and (c) nonseverable and mutually dependent.
35.    Post-Confirmation Modifications. Without need for further order or authorization of the Court, the Debtors or the Reorganized Debtors, as applicable, are authorized

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and empowered to make any and all modifications to any and all documents that are necessary to effectuate the Plan that do not materially modify the terms of such documents and are consistent with the Plan (subject to any applicable consents or consultation rights set forth therein) and the Restructuring Support Agreement. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan and the Restructuring Support Agreement, the Debtors and the Reorganized Debtors expressly reserve their respective rights to revoke or withdraw, or to alter, amend, or modify materially the Plan with respect to such Debtor, one or more times after Confirmation and, to the extent necessary, may initiate proceedings in the Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or this Confirmation Order, in such manner as may be necessary to carry out the purposes and intent of the Plan. Any such modification or supplement shall be considered a modification of the Plan and shall be made in accordance with Article XIII.C of the Plan.
36.    Applicable Nonbankruptcy Law. To the maximum extent permissible under applicable law, the provisions of this Confirmation Order, the Plan and related documents, or any amendments or modifications thereto, shall apply and be enforceable notwithstanding any otherwise applicable nonbankruptcy law.
37.    Governmental Approvals Not Required. To the maximum extent permissible under applicable law, this Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any state, federal, or other governmental authority with respect to the dissemination, implementation, or consummation of the Plan and the Disclosure Statement, any certifications, documents, instruments or agreements, and any amendments or

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modifications thereto, and any other acts referred to in, or contemplated by, the Plan and the Disclosure Statement.
38.    Exemption from Registration Requirements.
a.The offer and issuance of the New Money Notes, the Exchange Notes and the Exchange Common Stock to be issued, authenticated and distributed under the Plan to the Commitment Parties, Holders of Prepetition Second Lien Secured Claims, and Holders of the Prepetition Third Lien Secured Claims shall be exempt from the registration requirements of section 5 of the Securities Act by reason of, without limitation, the exemptions afforded by section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, and the New Notes Indenture shall be exempt from the qualification requirements of the Trust Indenture Act of 1939, as amended, by reason of, without limitation, the exemption afforded by section 4(a)(2) of the Securities Act.
b.The offer and issuance of the Exchange Common Stock to be issued and distributed under the Plan to Holders of Equity Interests in Parent shall be exempt from the registration requirements of section 5 of the Securities Act by reason of, without limitation, the exemption afforded by section 1145(a)(1) of the Bankruptcy Code.
c.The offer and issuance of the New Notes and shares of New Common Stock to be issued and distributed under the Plan to directors and officers of the Reorganized Debtors shall be exempt from the registration requirements of section 5 of the Securities Act by reason of, without limitation, the exemptions afforded by section 4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated thereunder, and/or Rule 701 under the Securities Act.
d.The offer and issuance of shares of New Common Stock upon conversion of New Notes to be issued and distributed under the Plan shall be exempt from the registration

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requirements of section 5 of the Securities Act by reason of, without limitation, the exemption afforded by sections 3(a)(9) and section 18(b)(4)(E) of the Securities Act
39.    Notices of Confirmation and Effective Date. The Reorganized Debtors shall serve notice of entry of this Confirmation Order, substantially in the form attached hereto as Exhibit A (the “Confirmation Order Notice”) in accordance with Bankruptcy Rules 2002 and 3020(c) on all Holders of Claims and Equity Interests and the Core Notice Parties within three (3) Business Days after the date of entry of this Confirmation Order. As soon as reasonably practicable after the Effective Date, the Reorganized Debtors shall file notice of the Effective Date and shall serve a copy of the same on the above-referenced parties. The notice of the Effective Date may be included in the Confirmation Order Notice. Notwithstanding the above, no notice of Confirmation or Consummation or service of any kind shall be required to be mailed or made upon any Entity to whom the Debtors mailed notice of the Confirmation Hearing, but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address” or “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such Entity, or are otherwise aware, of that Entity’s new address. The above-referenced notices are adequate under the particular circumstances of these chapter 11 cases and no other or further notice is necessary.
40.    Failure of Consummation. If the Effective Date does not occur prior to the termination of the Restructuring Support Agreement as to all parties thereto, then: (a) the Plan will be null and void in all respects; (b) any settlement or compromise embodied in the Plan, assumption of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant to the Plan will be null and void in all respects; and (c) nothing contained in the Plan shall (i) constitute a waiver or release of any Claims, Equity Interests, or Causes of Action,

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(ii) prejudice in any manner the rights of any Debtor or any other Entity, or (iii) constitute an admission, acknowledgement, offer, or undertaking of any sort by any Debtor or any other Entity.
41.    [Reserved].
42.    Waiver of Stay. For good cause shown, the stay of this Confirmation Order provided by any Bankruptcy Rule is waived, and this Confirmation Order shall be effective and enforceable immediately upon its entry by the Court.
43.    References to and Omissions of Plan Provisions. References to articles, sections, and provisions of the Plan are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan. The failure to specifically include or to refer to any particular article, section, or provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such article, section, or provision, it being the intent of the Court that the Plan be confirmed in its entirety, except as expressly modified herein, and incorporated herein by this reference.
44.    Headings. Headings utilized herein are for convenience and reference only, and do not constitute a part of the Plan or this Confirmation Order for any other purpose.
45.    Effect of Conflict. If there is any inconsistency between the terms of the Plan and the terms of this Confirmation Order, the terms of this Confirmation Order govern and control.
46.    Reversal/Stay/Modification/Vacatur of Confirmation Order. If any or all of the provisions of this Confirmation Order or the Plan are hereafter reversed, modified, vacated, or stayed by subsequent order of this Court or any other court, such reversal, stay, modification, or vacatur shall not affect the validity or enforceability of any act, obligation, indebtedness, liability, priority, security interest granted or lien incurred or undertaken by the Debtors or the Reorganized

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Debtors, as applicable, prior to the occurrence of such reversal, stay, modification, or vacatur, including, without limitation, (i) the validity of any obligation, indebtedness or liability incurred by the Debtors or the Reorganized Debtors under the New ABL Facility Documents or the New Notes Documents, or (ii) the validity and enforceability of the liens securing the New ABL Facility or the New Notes. Notwithstanding any such reversal, stay, modification, or vacatur of this Confirmation Order, any such act or obligation incurred or undertaken pursuant to, or in reliance on, this Confirmation Order prior to the occurrence of such reversal, stay, modification, or vacatur shall be governed in all respects by the provisions of this Confirmation Order and the Plan. Specifically, notwithstanding any such reversal, stay, modification, or vacatur of this Confirmation Order, any obligation, indebtedness or liability incurred by the Debtors or the Reorganized Debtors under the New ABL Facility Documents (prior to written notice to the respective administrative agent under the New ABL Facility Documents and the New Notes Documents, as applicable, of any such reversal, stay, modification or vacatur) shall be governed in all respect by the provisions of this Confirmation Order and the Plan, and the New ABL Facility Lenders and the holders of the New Notes shall be entitled to all of the rights, remedies, privileges and benefits granted herein and pursuant to the New ABL Facility Documents and the New Notes Documents.
47.    Resolution of Informal Objection of United States of America. Notwithstanding any provision in the Plan, this Order or the related Plan documents, nothing discharges or releases the Debtors, the Reorganized Debtors or any non-debtor from any claim, liability or cause of action of the United States or any State or impairs the ability of the United States or any State to pursue any claim, liability or cause of action against any Debtor, Reorganized Debtor or non-debtor.  Contracts, leases, covenants, operating rights agreements or other interests or agreements with the United States or any State shall be paid, treated, determined and administered

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in the ordinary course of business as if the Debtors’ bankruptcy cases were never filed and the Debtors and Reorganized Debtors shall comply with all applicable non-bankruptcy law.  All claims, liabilities, or causes of action of or to the United States or any State shall survive the bankruptcy cases as if the cases had not been commenced and be determined in the ordinary course of business, including in the manner and by the administrative or judicial tribunals in which such rights or claims would have been resolved or adjudicated if the bankruptcy case had not been commenced.  Without limiting the foregoing, for the avoidance of doubt: (1) the United States and any State shall not be required to file any claims in the Debtors’ bankruptcy cases in order to be paid on account of any claim, liability or cause of action; (2) nothing shall affect or impair the exercise of United States’ or any State’s police and regulatory powers against the Debtors and/or the Reorganized Debtors; (3) nothing shall be interpreted to set cure amounts or to require the government to novate or otherwise consent to the transfer of any federal or state interests and (4) nothing shall affect or impair the United States’ or any State’s rights to assert setoff and recoupment against the Debtors and/or the Reorganized Debtors and such rights are expressly preserved.
48.    GLAS Trust Company LLC.
a.The Debtors are authorized to appoint and accept GLAS Trust Company LLC (the “Successor Trustee”) as successor trustee, registrar, conversion agent and paying agent pursuant to the Senior Notes Indenture (defined herein), and to execute any appropriate documents in connection therewith.
b.For the avoidance of doubt, Claims relating to the 7.00% Convertible Senior Notes due 2017 (the “Notes”) issued pursuant that certain indenture dated as of December 15, 2011 (as amended, modified or supplemented, the “Senior Notes Indenture”) by and among the Debtor A.M. Castle & Co. and U.S. Bank National Association, as the original trustee under the Senior

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Notes Indenture: (a) shall be allowed in the aggregate amount of $25,000, plus the reasonable fees and expenses of the Successor Trustee in accordance with the Senior Notes Indenture, which fees and expenses shall be made pursuant to Article V.V of the Plan as set forth below; (b) are classified in Class 6 as General Unsecured Claims; and (c) shall be satisfied in Cash in full on the Effective Date or as soon as practical thereafter through payment directed to the Successor Trustee.
c.In accordance with the Indenture and any other applicable documents, the Successor Trustee is subject to: the cancellation and surrender of notes and securities provisions in Article V.Q and Article VII.L of the Plan; the payment of reasonable fees and expenses provisions in Article V.V of the Plan; the distribution provisions in Article VII of the Plan; the release and injunction provisions in Article X of the Plan; and all other Plan provisions related to the foregoing. Pursuant to Section 1127(a) of the Bankruptcy Code and Bankruptcy Rule 3019(a), these modifications do not effect a materially adverse change in the treatment of any Holder of a Claim or Equity Interest under the Plan and thus do not require additional disclosure or the resolicitation of votes.
49.    Collective Bargaining Agreements and Retiree Benefits. Notwithstanding anything to the contrary in the Plan, all collective bargaining agreements currently in force to which one or more of the Debtors is a party (and any plans, programs, and retiree benefits established therein) shall be treated as executory contracts under the Plan and on the Effective Date will be assumed by the applicable Reorganized Debtors pursuant to the provisions of sections 365, 1113(a), 1123, and 1129(a)(13) of the Bankruptcy Code.  Any and all disputes under any assumed collective bargaining agreement shall be resolved and enforced pursuant to the procedures set forth in such collective bargaining agreement.  Any and all

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obligations arising under such agreements, plans, or programs shall be paid by the Reorganized Debtors in the ordinary course per the terms of the agreements, plans, or programs.
50.    Unimpaired Claims.  Despite any term of the Plan or Plan Documents to the contrary, until a pre-Effective Date Allowed Claim in Classes 1, 2, or 6 has been (x) paid in full in the Allowed amount of such Claim in accordance with applicable law, or on terms agreed to between the holder of such Claim and the Debtor or Reorganized Debtor, or in accordance with the terms and conditions of the particular transaction giving rise to that Claim or (y) otherwise satisfied or disposed of as determined by a court of competent jurisdiction:  (a) the provisions of sections V.C, V.M, V.Q, X.B. X.C, X.D, X.E, and X.G of the Plan shall not apply or take effect with respect to that Allowed Claim, (b) that Allowed Claim shall not be deemed settled, satisfied, resolved, released, discharged, or enjoined by any provision of the Plan or the Plan Documents, and (c) the applicable Reorganized Debtor(s) and its property, as applicable, shall remain subject to such Allowed Claim to the same extent as existed prior to the Effective Date.  Unless otherwise expressly required pursuant to the Plan or the Confirmation Order, Holders of Class 1, 2, and 6 Claims shall not be required to file a Proof of Claim with the Bankruptcy Court.  Holders of Class 1, 2, and 6 Claims shall retain all their rights under applicable non-bankruptcy law to pursue those Claims against the Debtors or Reorganized Debtors in any forum with jurisdiction over the parties and the Debtors and Reorganized Debtors shall retain all rights, defenses, counterclaims, rights to setoff, and rights to recoupment as to those Claims. Any holder of a Claim who files a Proof of Claim shall be subject to Article VIII of the Plan unless and until such holder withdraws such Proof of Claim, and nothing herein limits the Bankruptcy Court’s retained jurisdiction under Article XII of the Plan.  Other than with respect to any creditor that (a) is expressly required to file a proof of claim pursuant to the Plan or this Confirmation Order or (b) otherwise elects to file (and not timely withdraw) a

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proof of claim, nothing in the Plan or this Confirmation Order shall determine the extent to which any holder of a Claim in Class 1, 2 or 6 shall be subject to the jurisdiction of the Bankruptcy Court for the purpose of determining the amount, validity or priority of such Claim, and the Debtors' and all other parties' rights with respect to such issues are fully preserved.  For the avoidance of doubt, upon payment in full of the Allowed amount of any Allowed Claims in Class 1, 2 or 6, the provisions of the Plan set forth in clauses (a) and (b) of the first sentence above shall automatically and without further action apply to such Claim, and such Claim shall be deemed discharged and released.
51.    Resolution of Objection of SAP America, Inc. No provision of this Order or the Plan shall authorize the assumption of the Software License and Support Agreement governed by the Software License and Support Agreement General Terms and Conditions (the “License Agreement”) between A.M. Castle & Co. and SAP America, Inc. (“SAP”). Any assumption and/or cure amount issues related to the License Agreement shall be resolved by agreement between SAP and the Debtors. Notwithstanding the foregoing, if within thirty (30) days following the Effective Date, the Debtors have not assumed the License Agreement by resolution with SAP, the License Agreement shall be rejected as of such date, and SAP shall have thirty (30) days from the date of rejection to file its proof of claim. Upon rejection of the License Agreement, the Debtors shall comply with the end of term duties set forth in Section 5.2 of the Software License and Support Agreement General Terms and Conditions and provide a written certification to SAP as to compliance. All rights and remedies of SAP and A.M. Castle & Co. arising under the License Agreement are preserved.
52.    Retention of Jurisdiction. The Court may, and upon the Effective Date shall, to the full extent set forth in the Plan, retain jurisdiction over all matters arising out of, and related to, these chapter 11 cases, including the matters set forth in Article XII of the Plan and section

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1142 of the Bankruptcy Code; provided, however, that, on and subsequent to the Effective Date, this Court shall not retain exclusive jurisdiction over any disputes, rights, claims, interests or controversies under the New Notes Documents, the New ABL Facility Documents or the exercise of the respective rights or remedies of the parties thereunder.

Dated: August 2, 2017

/s/ Laurie Selber Silverstein
HON. LAURIE SELBER SILVERSTEIN UNITED STATES BANKRUPTCY JUDGE

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EXHIBIT A
IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re:	Chapter 11

KEYSTONE TUBE COMPANY, LLC,[1] et al.,	Case No. 17-11330 (LSS)

Debtors.	(Jointly Administered)

Re: Docket Nos. _____
NOTICE OF (I) ENTRY OF ORDER APPROVING DISCLOSURE STATEMENT
FOR, AND CONFIRMING, THE DEBTORS’ PREPACKAGED JOINT
PLAN OF REORGANIZATION AND (II) OCCURRENCE OF EFFECTIVE DATE
PLEASE TAKE NOTICE that on August [_], 2017, the Honorable Laurie Selber Silverstein, United States Bankruptcy Judge for the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), entered the Order Approving the Debtors ’ Disclosure Statement for, and Confirming, the Debtors’ Amended Prepackaged Joint Chapter 11 Plan of Reorganization [Docket No. __] (the “Confirmation Order”) confirming the Plan2 [Docket No. ___] and approving the Disclosure Statement [Docket No. 17] of the above-captioned debtors (the “Debtors”).
PLEASE TAKE FURTHER NOTICE that the Effective Date of the Plan occurred on ____________, 2017.
PLEASE TAKE FURTHER NOTICE that the Confirmation Order and the Plan are available for inspection. If you would like to obtain a copy of the Confirmation Order or the Plan, you may contact Kurtzman Carson Consultants LLC, the voting agent retained by the Debtors in these chapter 11 cases, by: (i) accessing the Debtors’ restructuring website at http://www.kcclcc.net/amcastle; (ii) calling the voting agent at 888-251-2954 (toll free) or +1 310-751-2614; or (iii) email AMCastleInfo@kccllc.com. Parties may also obtain any documents filed in the chapter 11 cases for a fee via PACER at https://deb.uscourts.gov/.

[1]  The Debtors, together with the last four digits of each Debtor’s tax identification number, are: Keystone Tube Company, LLC (8746); A.M. Castle & Co. (9160); HY-Alloy Steels Company (9160); Keystone Services, Inc. (9160); and Total Plastics, Inc. (3149). The location of the Debtors’ headquarters and service address is 1420 Kensington Road, Suite 220, Oak Brook, IL 60523.

[2]  Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Debtors’ Amended Prepackaged Joint Plan of Reorganization [Docket No. __] (as modified, amended, and including all supplements, the “Plan”).

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PLEASE TAKE FURTHER NOTICE that the Bankruptcy Court has approved certain discharge, release, exculpation, injunction, and related provisions in Article X of the Plan.
PLEASE TAKE FURTHER NOTICE that the Plan and its provisions are binding on the Debtors, the Reorganized Debtors, and any Holder of a Claim or Equity Interest and such Holder’s respective successors and assigns, whether or not the Claim or Equity Interest of such Holder is Impaired under the Plan, and whether or not such Holder voted to accept the Plan.
PLEASE TAKE FURTHER NOTICE that the Plan and the Confirmation Order contain other provisions that may affect your rights. You are encouraged to review the Plan and the Confirmation Order in their entirety.

Dated: _________, 2017	PACHULSKI STANG ZIEHL & JONES LLP
/s/
Richard M. Pachulski (CA Bar No. 90073)
Jeffrey N. Pomerantz (CA Bar No. 143717)
Maxim B. Litvak (CA Bar No. 215852)
Peter J. Keane (DE Bar No. 5503)
919 North Market Street, 17th Floor
P.O. Box. 8705
Wilmington, Delaware 19899-8705 (Courier 19801)
	Telephone:	(302) 652-4100
	Facsimile:	(302) 652-4400
	E-mail:	rpachulski@pszjlaw.com
jpomerantz@pszjlaw.com
mlitvak@pszjlaw.com
pkeane@pszjlaw.com
Proposed Counsel for the Debtors
and Debtors-in-Possession

2